Exhibit 10.2

FOUR SPRINGS CAPITAL , LLC

SHARE AWARD CERTIFICATE

[Name]

[Address]

[Telephone]:  (___) ____-_____

Dear ________:

You (the “Recipient”) have been granted common shares of Four Springs Capital Trust, a Maryland real estate investment trust (the “Trust”), by Four Springs Capital, LLC, a Delaware limited liability company (the “Company”).  This Restricted Share Award Certificate (the “Award Certificate”) sets forth the aggregate number of common shares under this award (the “Award”) and its terms and conditions.  This Award is contingent upon your acknowledgement and acceptance of the terms and conditions as set forth in this Award Certificate.

Grant Date:	________, 2014

Number of Shares:	_____________(the “Award Shares”)

Vesting:

You are receiving this Award in your capacity as an employee or a registered representative of the Company arising from your work related to the Trust, or as an employee of the Trust (each, as the case may be, “Relationship”). Therefore, your award will vest provided that you continue in your Relationship, through the following:

First Anniversary of Grant Date                                            1/3 of Shares
Second Anniversary of Grant Date                                       1/3 of Shares
Third Anniversary of the Grant Date                                    1/3 of Shares

Additionally,
(a) if your Relationship is with the Company, all of your unvested Award Shares will vest if either (i) the Company undergoes a Change in Control (as defined in Schedule 1) and your Relationship is terminated within one year of such Change in Control, or (b)  the Trust undergoes a Change in Control; or
(b) if your Relationship is with the Trust, all of your Award Shares will vest if the Trust undergoes a Change in Control and your Relationship is terminated within one year of such Change in Control.

If your Relationship terminates by reason of death or Disability, then your Award Shares will become fully vested. Acceleration as a result of a Change of Control, death or Disability are collectively referred to herein as an “Acceleration Event.”

In the event that your Relationship terminates prior to the full vesting of your Award Shares for any reason other than an Acceleration Event, you shall forfeit any remaining unvested Award Shares as of the date your Relationship terminates. Upon a forfeiture, unvested Award Shares and related dividends shall be transferred to the Company. For the avoidance of doubt, the term “Award Shares” refers to all such Award Shares presently held by the Recipient and to all securities received on account of the Award Shares or in replacement thereof pursuant to or in consequence of any stock dividend, stock split, recapitalization, merger, reorganization, exchange of Award Shares or other similar event, but shall exclude any Award Shares that have vested in accordance with this Award Certificate and all securities received on account of such vested Award Shares or in replacement thereof pursuant to or in consequence of any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or other similar event.

Repurchase Rights

The Award Shares shall be subject to a right (but not an obligation) of repurchase in favor of the Company on the following terms and conditions: in the event that the Recipient’s Relationship is terminated for any reason or no reason, the Company may purchase the then unvested Award Shares at a purchase price of $.001 per Incentive Share, except and to the extent, however, that the Relationship terminates because of an Acceleration Event (the “Right of Repurchase”). The first date on which the Recipient’s Relationship terminates is hereinafter referred to as the “Relationship Termination Date.”

Repurchase Procedure:

The Company’s Right of Repurchase shall be deemed exercised effective as of the Relationship Termination Date with respect to the number of Award Shares then subject to the Right of Repurchase upon payment of the total repurchase price to the Recipient for such Award Shares and without any further action on the part of the Company, unless the Company provides written notice to the Recipient within five (5) business days of the Relationship Termination Date of the Company’s intention not to exercise its Right of Repurchase. The Recipient hereby authorizes the endorsement and delivery to the Company of the share certificate(s) representing the Award Shares being repurchased upon a deemed exercise by the Company of its Right of Repurchase in accordance with the foregoing sentence.

Escrow of Award Shares

For purposes of facilitating the enforcement of the provisions of Right of Repurchase above, concurrently with the execution of this Award Certificate, the Recipient shall deliver the certificate(s) representing the Award Shares that are subject to the Right of Repurchase, together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A executed by the Recipient in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. The Recipient hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Recipient agrees that such escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. The Recipient agrees that, if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

Rights a Shareholder:

Except as otherwise provided in this Award Certificate, you shall have all the rights of a shareholder of the Trust with respect to the Award Shares, subject to the restrictions, including, without limitation, voting rights and allocation of cash or stock dividends, in respect of the Award Shares subject to the vesting of the Award.

The Company and/or the Trust may require you to execute an “Investment Representation Statement” and enter into a shareholder’s agreement or any other agreement required by the Board of Trustees or shareholders in general, with such terms and conditions as the Company may prescribe.

Stock Certificate Restrictive Legend:

Stock certificates evidencing Award Shares may bear such restrictive legends as the Company and/or the Trust and the Company’s and/or the Trust’s counsel deem necessary or advisable under applicable law or pursuant to this Award Certificate, or any other agreement to which the Recipient is a party, including, without limitation, the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A RIGHT OF REPURCHASE BY FOUR SPRINGS CAPITAL, LLC, PURSUANT TO THE PROVISIONS OF A SHARE RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SECURITIES RELATING TO SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IF SUCH SECURITIES ARE SUBJECT TO SUCH RIGHT OF REPURCHASE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Tax Liability of the Participant and Payment of Taxes:

You acknowledge and agree that any income or other taxes due from you with respect to the Award Shares issued pursuant to this Award Certificate shall be your responsibility. Upon vesting, you may elect to have a portion of your vested shares withheld in order to satisfy your tax obligations.

Upon execution of this Award Certificate, you may file an election under Section 83(b) of the Code of the Internal Revenue Code. You have been given the opportunity to obtain the advice of your tax advisors with respect to the tax consequences of the Award Shares and the provisions of this Award Certificate. You assume all responsibility for filing the Section 83(b) election and paying any taxes resulting from such election or from failure to file the election and paying taxes resulting from the lapse of the restrictions on the unvested shares. Tax obligations arising from the Section 83(b) election must be paid by you and cannot be satisfied by withholding shares.

Transferability:

The Recipient may not transfer, assign, hypothecate, donate, encumber or otherwise dispose of any Award Shares, and any such attempted transfer shall be null and void; provided, however, that the foregoing restrictions shall not apply to a transfer of Award Shares by the Recipient for bona fide estate planning purposes to his/her spouse, child (natural or adopted), or any other direct lineal descendant or ascendant of the shareholder (or his/her spouse) (all of the foregoing collectively referred to as “Family Members”), or any custodian or trustee of any trust, partnership or limited liability company set up for the benefit of, or the ownership interests of which are owned wholly by, the Recipient or any such Family Member(s), so long as the transferee shall enter into an agreement with the Company on terms and conditions substantially equivalent, mutatis mutandis, to the terms and conditions of this Agreement. The Company shall not be required (a) to transfer on its books any Award Shares that shall have been transferred in violation of any of the provisions set forth in this Award Certificate, or (b) to treat as owner of such Award Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Award Shares shall have been so transferred.

Restrictions on Resale:

By accepting this Award Certificate, you agree not to sell any Award Shares acquired under this Award Certificate at a time when applicable laws, Trust or Company policies, any agreement to which you are a party or any agreement between the Company and its underwriters, prohibit a sale.

Miscellaneous:

As a condition of the granting of this Award, you agree, for yourself and your legal representatives and/or guardians, that this Award Certificate shall be interpreted by the Company (or a committee thereof) and that any such interpretation of the terms of this Award Certificate and any determination made by the Company (or a committee thereof) pursuant to this Award Certificate shall be final, binding and conclusive. This Award Certificate may be executed in counterparts. This Award Certificate and the Award Shares granted hereunder shall be governed by Maryland Law.

This Award Certificate and the Award Shares granted hereunder are granted under and governed by the terms and conditions of this Award Certificate.  The invalidity or unenforceability of any provisions of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate, which shall remain in full force and effect.  In the event that any provision of this Award Certificate or any word, phrase, clause, sentence, or other portion hereof (or omission thereof) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Award Certificate as so modified legal and enforceable to the fullest extent permitted under applicable law.

BY SIGNING BELOW AND ACCEPTING THIS AWARD CERTIFICATE AND THE AWARD SHARES GRANTED HEREUNDER, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN.

FOUR SPRINGS CAPITAL, LLC

By:
	William P. Dioguardi, CEO	Recipient

SCHEDULE 1 TO THE SHARE RESTRICTION AGREEMENT

Notwithstanding anything to the contrary set forth above, the Right of Repurchase shall terminate under each of the followings circumstances (each, an “Acceleration Event”):

1.                                      As to all of the Award Shares, immediately prior to the consummation of the Company’s first firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, or a Change of Control (as defined below).

2.                                      As to all of the Award Shares, in the event of the Recipient’s death or Disability (as defined below).

3.                                      As used in this Agreement, the following terms shall have the meanings set forth below.

(a)                                 “Disability” shall mean the failure or inability of the Recipient to substantially perform, with or without reasonable accommodation, his/her duties to the Company or the Trust, as the case may be, for an aggregate of ninety (90) calendar days during any consecutive three hundred sixty-five (365) day period as a result of a physical or mental illness or injury, as determined in good faith by the Company upon the advice of an independent physician experienced in treating the condition(s) allegedly giving rise to the disability.

(b)                                 “Change of Control” shall mean, in each case as approved by the Board of Trustees of the Trust and the requisite shareholders of the Trust, or the Managers and the requisite members of the Company, as the case may be:

(i) any consolidation or merger of the Trust or the Company, as the case may be (the “Subject Entity”), with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Subject Entity immediately prior to such consolidation, merger or reorganization, own, in the aggregate, less than (50%) of the surviving entity’s voting power and/or outstanding capital stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions (including any transaction which results from an option agreement or binding letter of intent with a third party) to which the Subject Entity is a party in which in excess of (50%) of the Subject Entity’s voting power and/or outstanding capital stock is transferred, or pursuant to which any person or group of affiliated persons obtains in excess of 50% of the Subject Entity’s voting power and/or outstanding capital stock, excluding any consolidation or merger effected exclusively to change the domicile of the Subject Entity; or

(ii) a merger (including a reverse merger) (each, a “Merger”) in which the Subject Entity is the surviving corporation but (A) the outstanding capital stock of Subject Entity outstanding immediately preceding the merger are converted by virtue of the merger into other property (whether in the form of securities, cash or otherwise) or (B) the voting securities of the Subject Entity outstanding immediately preceding the Merger represent less than fifty percent (50%) of the total voting power represented by the voting securities of the entity surviving such Merger (other than, with respect to events otherwise described in this item (ii), the formation of a holding company by the Subject Entity, a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Subject Entity in a different jurisdiction, or other transaction in which there is no substantial change after the Merger in the shareholders of the Subject Entity or their relative stock holdings, and the management of the Subject Entity continues in substantially the same manner as prior to the Merger to manage the entity surviving the Merger ); or

(iii) any sale, lease or other disposition (including through a Board of Trustees or Manager, as the case may be, and shareholder approved division or spin-off transaction) of all or substantially all of the assets of the Subject Entity and/or any of its subsidiaries; provided, however that none of the following shall constitute a Change of Control:  (A) transfers of capital stock by an existing shareholder as a result of death or otherwise for estate planning purposes or to such shareholders affiliates or to any of the Subject Entity’s other existing shareholders, and (B) issuances of equity securities of the Subject Entity in connection with financings for working capital and other general corporate purposes.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Award Shares Award Certificate between the undersigned (the “Recipient”) and Four Springs Capital, LLC (the “Company”) dated     , 2014 (the “Agreement”), the Recipient hereby sells, assigns and transfers unto the Company                          (       ) common shares of Four Springs Capital Trust (the “Trust”), standing in the Recipient’s name on the books of the Trust and represented by Certificate No.    and does hereby irrevocably constitute and appoint                       to transfer said stock on the books of the Trust with full power of substitution in the premises.  THIS ASSIGNMENT MAY BE USED ONLY AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:

Witness:	Signature of Recipient:

Name of Recipient:

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Right of Repurchase set forth in the Agreement without requiring additional signatures on the part of the Recipient.